Brown & Wood LLP Letterhead

                               August 10, 1998


Mitsui Vendor Leasing Funding Corp. II
6363 Greenwich Drive, Suite 100
San Diego, California  92122

                  Re:      Mitsui Vendor Leasing Funding Corp. II
                           Registration Statement on Form S-1
                           ----------------------------------

Ladies and Gentlemen:

     We have acted as special counsel for Mitsui Vendor Leasing Funding Corp. II, a Delaware corporation (the "Depositor"), in connection with the filing by Depositor of a registration statement on Form S-1 (such registration statement, together with the exhibits and amendments thereto, the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of the Receivable-Backed Notes (the "Notes") of Mitsui Vendor Leasing Asset Trust 1998-1 (the "Trust") formed under the Delaware Business Trust Act (the "Delaware Act"). As further described in the Registration Statement, the Trust will be formed by the Depositor pursuant to a Trust Agreement (the "Trust Agreement") between the Depositor and an Owner Trustee. The Notes will be issued by the Trust pursuant to an Indenture (the "Indenture") between the Trust and an Indenture Trustee. The Notes will be sold pursuant to an underwriting agreement (the "Underwriting Agreement") to be entered into by the Depositor with the underwriter(s) to be named therein (the "Underwriter(s)").

     We have examined and relied upon the Registration Statement and, in each case as filed as an exhibit to the Registration Statement, the form of Sale and Servicing Agreement among the Trust, the Depositor, the Seller, the Servicer, the Indenture Trustee and the Back-up Servicer, the form of Transfer and Sale Agreement between the Seller and the Depositor, the form of Indenture (including the forms of Notes included as exhibits thereto) and the form of Trust Agreement (including the form of Certificate of Trust to be filed pursuant to the Delaware
Act) (collectively, the "Operative Documents"). In addition, we have examined and considered executed originals or counterparts, or certified or other copies of such certificates, instruments, documents and other corporate records of the Depositor and matters of fact and law as we have deemed necessary for the purposes of the opinion expressed below. Capitalized terms not otherwise defined herein have the meanings assigned to them in the Registration Statement.

     In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Depositor and others.

     Based on and subject to the  foregoing,  we are of the opinion  that when
(i) the Registration Statement becomes effective pursuant to the provisions of the Act, (ii) the amount, price, interest rate and other principal terms of such Notes have been duly approved by the Board of Directors of the Depositor,
(iii) the Operative Documents have been duly completed, executed and delivered by the parties thereto substantially in the form filed as an exhibit to the Registration Statement reflecting the terms established as described above,
(iv) the Trust has been duly formed  pursuant to the Trust  Agreement  and the
Certificate of Trust has been duly executed by the Owner Trustee and timely filed with the Secretary of State of the State of Delaware, (v) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and
(vi) the Notes have been duly executed, issued and delivered by the Trust and authenticated by the Indenture Trustee and sold by the Depositor and paid for by the Underwriter(s), all in accordance with the terms and conditions of the related Operative Documents and the Underwriting Agreement and in the manner described in the Registration Statement, the Notes will be legally issued, fully paid and nonassessable and will be valid and legally binding obligations of the Trust, subject to bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforceability is sought in a proceeding in equity or at law).

     In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York (excluding choice of law principles therein) and the federal laws of the United States of America.

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to a reference to this firm under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                       Very truly yours,


                                       /s/  Brown & Wood LLP